UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 23, 2010

Casey’s General Stores, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34700
Iowa (State or other jurisdiction of incorporation)	42-0935283 (IRS Employer Identification No.)
One Convenience Blvd. P.O. Box 3001 Ankeny, IA 50021
(Address of principal executive offices, including zip code)

(515) 965-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of shareholders of Casey’s General Stores, Inc. (“Casey’s” or the “Company”) was held on September 23, 2010.  The final voting results for each of the proposals submitted to a vote of the shareholders are set forth below.

(1)  Election of Directors.  Casey’s shareholders elected the nominees of Casey’s to the Board of Directors by the following vote:

Nominees of Casey’s

Name	Votes For	Votes Withheld
Robert J. Myers	35,763,143	1,593,021
Kenneth H. Haynie	25,267,726	12,088,438
Johnny Danos	36,099,521	1,256,643
William C. Kimball	25,462,221	11,893,943
Diane C. Bridgewater	36,106,844	1,249,320
Jeffrey M. Lamberti	34,189,681	3,166,483
Richard A. Wilkey	36,100,012	1,256,152
H. Lynn Horak	36,105,826	1,250,338

Nominees of Alimentation Couche-Tard Inc. (“Couche-Tard”)

Name	Votes For	Votes Withheld
Howard W. Bates	3,182,325	707,964
Hugh L. Cooley	3,218,379	671,910
G. Terrence Coriden	2,862,210	1,028,079
Mickey Kim	3,182,225	708,064
D.O. Mann	2,862,110	1,028,179
Kevin J. Martin	2,945,240	945,049
David B. McKinney	2,945,240	945,049
Marc E. Rothbart	2,945,240	945,049

(2) Ratification of the Appointment of KPMG LLP as the Independent Auditors of the Company for the Fiscal Year Ending April 30, 2011. Casey’s shareholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions
39,720,193	512,339	1,014,516

(3) Couche-Tard Proposal to Repeal Any New Bylaws or Amendments to the Casey’s Second Amended and Restated Bylaws Adopted by the Casey’s Board of Directors, Without Shareholder Approval, After June 10, 2009 Through the Date of the Annual Meeting of Shareholders.  Casey’s shareholders rejected the proposal by the following vote:

Votes For	Votes Against	Abstentions
6,160,935	34,025,363	1,060,148

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: September 29, 2010	By:	/s/ Robert J. Myers
Name: Robert J. Myers
Title: President and Chief Executive Officer